Exhibit 4.2
TriCo Bancshares
and
Mellon Investor Services LLC, as Rights Agent
as Rights Agent
Amendment to Rights Agreement
Dated as of July 8, 2011

AMENDMENT TO RIGHTS AGREEMENT
This Amendment to Rights Agreement dated as July 8, 2011 (this “Amendment”) is made by and between TriCo Bancshares, a California corporation (the “Company”) and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), as Rights Agent (the “Rights Agent”).
W I T N E S S E T H:
WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of June 25, 2001 (the “Rights Agreement”) in connection with which the Company authorized and declared a dividend distribution of one preferred share purchase right for each share of common stock, no par value, of the Company outstanding on July 10, 2001 (the “Record Date”), and which contemplates the issuance of one right to purchase one one-hundredth of a Preferred Share (defined as a share of Series AA Junior Participating Preferred Stock) for each share of Common Stock issued between the Record Date and the earlier of the Expiration Date, the time at which the Rights are redeemed as provided in Section 23 of the Rights Agreement, or at the time which such Rights are exchanged as provided in Section 24 of the Rights Agreement (as such terms are defined in the Rights Agreement), each right representing the right to purchase one one-hundredth of a Preferred Share upon the terms and subject to the conditions set forth in the Rights Agreement; and
WHEREAS, Section 27 of the Rights Agreement provides that the Company may amend the Rights Agreement without approval of any holders of Rights Certificates, in order to change or supplement the provisions thereunder as the Company deems necessary and desirable; and
WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to extend the term of the Rights Agreement for ten years;
NOW, THEREFORE, for consideration set forth herein and in the Rights Agreement, the sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound the Company and the Rights agreement agree as follows:
1. Definitions. Except as set forth below, all capitalized terms used in this Amendment shall have their respective meanings set forth in the Rights Agreement.
2. Amendment to Section 1(e). Section 1(e) of the Rights Agreement is hereby amended by adding, after the phrase “or the State of”, the phrase “New York or”.

3. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended by adding, immediately at the end thereof, the following:
“The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.”
4. Amendment to Section 4(a). Section 4(a) of the Rights Agreement is hereby amended by adding, immediately after the phrase “(but which do not affect the duties”, the word “, rights”.
5. Amendment to Section 6(a). Section 6(a) of the Rights Agreement is hereby amended by adding, immediately after the phrase “and shall surrender”, the phrase “, together with any required form of assignment and certificate properly completed and duly executed,”.
6. Amendment to Section 6(a). Section 6(a) of the Rights Agreement is hereby amended by adding, immediately before the period at the end thereof, the following:
“, the certificate contained in the form of assignment on the reverse side of each such Right Certificate or Right Certificates have been properly completed and duly executed, and the registered holder has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof of the Rights represented by such Right Certificate, in each case, as the Company or the Rights Agent shall reasonably request.”
7. Amendment to change Final Expiration Date. Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:
“7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
“(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredths of a share of Series AA Preferred Stock as to which the Rights are exercised, at or prior to the Close of Business on the Expiration Date. The “Expiration Date,” as used in this Rights Agreement, shall be the earliest of (i) the Final Expiration Date (as defined below), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof. The “Final Expiration Date,” as used in this Rights Agreement, shall be July 10, 2021.”
8. Amendment to Section 7(c). Section 7(c) of the Rights Agreement is hereby amended by changing each reference therein from “when appropriate” to “when necessary to comply with this Rights Agreement”.

9. Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is hereby amended by adding, as the final sentence thereto, the following:
“The Company shall provide the Rights Agent with written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee or the transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee or the transferee of any of the foregoing, unless and until it shall have received such notice.”
10. Amendment to Section 14(a). The last sentence of Section 14(a) of the Rights Agreement is hereby amended by adding, immediately before the period at the end thereof, the following:
“, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes”
11. Amendment to Section 14(d). Section 14(d) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:
“(d) Except as otherwise expressly provided in this Section 14, the holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional share upon exercise of Rights. Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any provision of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.”
12. Amendment to Section 15. Section 15 of the Rights Agreement is hereby amended by adding, immediately after the phrase “or Section 20”, the phrase “ or under any other provision hereof”.
13. Amendment to Section 18(a). Section 18(a) of the Rights Agreement is hereby amended by changing the references therein from “final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction” to “final, non-appealable judgment of a court of competent jurisdiction”.
14. Amendment to Section 18(b). Section 18(b) of the Rights Agreement is hereby amended by adding, immediately after the end thereof, the following:
“The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Series AA Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice.”

15. Amendment to Section 20. Section 20 of the Rights Agreement is hereby amended by changing the references therein from “good faith” to “the absence of bad faith”.
16. Amendment to Section 20. Section 20 of the Rights Agreement is hereby amended by changing the references therein from “final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction” to “final, non-appealable judgment of a court of competent jurisdiction”.
17. Amendment to Section 20(a). Section 20(a) of the Rights Agreement is hereby amended by adding, immediately after the phrase “counsel for the Company or”, the phrase “an employee of”.
18. Amendment to Section 20(g). Section 20(g) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:
“The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. The Rights Agent may apply for written instructions from the Company and any such application by the Rights Agent for such written instructions may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.”
19. Amendment to Section 21. Section 21 of the Rights Agreement is hereby amended by deleting the phrase “having an office in the States of New York or California, ” in the fifth sentence therein.
20. Amendment to Section 23. Section 23 of the Rights Agreement is hereby amended by adding a new clause (d) as follows:
“(d) All actions, calculations, interpretations and determinations that are done or made by the Board of Directors, or a duly authorized committee thereof, in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties to the fullest extent permitted by applicable law. The Rights Agent is entitled always to assume the Board of Directors, or any duly authorized committee thereof, acted in good faith and shall be fully protected and incur no liability in reliance thereon.”

21. Amendment to Section 26. Section 26 of the Rights Agreement is hereby amended by replacing the address of the Rights Agent with the following:
“BNY Mellon Shareowner Services
100 Pine Street, Suite 3200
San Francisco, CA 94111
Attention: Relationship Manager
with a copy to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, New Jersey 07310
Attention: Legal Department”
22. Amendment to Section 26. Section 26 of the Rights Agreement is hereby amended by adding, as the final sentence thereto, the following:
“Any notice or demand given under this Agreement shall be given in writing.”
23. Amendment to Section 27. Section 27 of the Rights Agreement is hereby amended by adding, as the final sentence thereto, the following:
“Notwithstanding anything in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.”
24. Amendment to Section 30. The last sentence of Section 30 of the Rights Agreement is hereby amended by adding, immediately before the period at the end thereof, the following:
“; provided, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately”
25. Amendment to Section 33. Section 33 of the Rights Agreement is hereby amended by adding, as the final sentence thereto, the following:
“Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.”

26. New Section 34. A new Section 34 is hereby added to the Rights Agreement as follows:
“34. Force Majeure.
“Notwithstanding anything to the contrary contained herein, the Rights Agent shall not incur any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, labor dispute, accident or failure or malfunction of any utilities, means of communication or computer (software or hardware) services or similar occurrence).”
27. New Section 35. A new Section 35 is hereby added to the Rights Agreement as follows:
“35. Miscellaneous.
“(a) Customer Identification Program. The Company acknowledges that the Rights Agent is subject to the customer identification program (the “Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from the Company that will help the Rights Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. The Company agrees that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.
(b) Incentive Compensation Program. The Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of obtaining of products or services by the Company covered by this Rights Agreement or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid by the Company under this Rights Agreement or with respect to such ancillary or supplemental products or services.”
28. Restatement of Form of Right Certificate. Exhibit B to the Rights Agreement (Form of Right Certificate) is hereby amended and restated in the form of Exhibit 1 to this Amendment.
29. Restatement of Form of Summary of Rights. Exhibit C to the Rights Agreement (Summary of Series AA Preferred Stock Purchase Rights) is hereby amended and restated in the form of Exhibit 2 to this Amendment.

30. Continuing Force and Effect.
(a) Except as expressly provided herein, all of the terms and conditions of the Rights Agreement shall continue in full force and effect.
(b) From and after the execution and delivery hereof, all references to the Rights Agreement contained in other agreements or instruments (however the Rights Agreement may be defined in such other agreements or instruments) shall hereafter refer to the Rights Agreement as amended pursuant to this Amendment.
31. Miscellaneous.
(a) No waiver, amendment or modification hereof shall be valid unless effected in the manner required by the Rights Agreement.
(b) This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California; provided, however, that all provisions regarding the rights, duties, and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.
(c) This Amendment shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.
(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.
(e) The captions and paragraph headings used in this Amendment have been inserted for convenience of reference only, and shall not affect the construction or interpretation of any provision hereof.
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

TRICO BANCSHARES

By:	/s/ Thomas J. Reddish

Name:	Thomas J. Reddish

Title:	Executive Vice President and Chief Financial Officer

MELLON INVESTOR SERVICES LLC, as Rights Agent

By:	/s/ Joseph S. Campbell

Name:	Joseph S. Campbell

Title:	Vice President

Exhibit 1 to Amendment to Rights Agreement
EXHIBIT B
[Form of Right Certificate]

Certificate No. R- _____	_____ Rights
NOT EXERCISABLE AFTER THE EXPIRATION DATE. AT THE OPTION OF THE CORPORATION, THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT OR EXCHANGE FOR COMMON STOCK, UNDER THE CIRCUMSTANCES AND ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*
Right Certificate
TRICO BANCSHARES
This certifies that  _____, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of June 25, 2001, as amended (the “Rights Agreement”), between TriCo Bancshares, a California corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. Chico, California, time on the Expiration Date, as that term is defined in the Rights Agreement, at the office designated for such purpose by the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series AA Junior Participating Preferred Stock, no par value (“Series AA Preferred Stock”), of the Company, at a purchase price of $49.00 per one one-hundredth of a share (the “Purchase Price”) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of July 10, 2001, based on the shares of Series AA Preferred Stock of the Company as constituted at such date.

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.
The Purchase Price and the number of shares of Series AA Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events as provided in the Rights Agreement.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the office designated for such purpose by of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series AA Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right on or prior to the Stock Acquisition Date (as defined in the Rights Agreement). In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for one share of Common Stock following the Stock Acquisition Date and prior to the time an Acquiring Person, as that term is defined in the Rights Agreement, owns 50% or more of the Voting Power, as that term is defined in the Rights Agreement, of the Company.
No fractional shares of Series AA Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Series AA Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). In lieu of fractions of a share, a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Series AA Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal
Dated as of _________________

TRICO BANCSHARES

By:

Its:

Title:

Countersigned:
MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:

Its:

Title:

[FORM OF REVERSE SIDE OF RIGHT CERTIFICATE]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED  __________  hereby sells, assigns and transfers unto  _________________________________
(Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint  _____  Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated as of _______________

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
Signatures must be guaranteed by a member or a participant in a Medallion Signature Guarantee Program at a level acceptable to the Company’s transfer agent.
CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
1. This Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
2. After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated as of ______________

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise the Right Certificate.)

To TriCo Bancshares:
he undersigned hereby irrevocably elects to exercise  ___________  Rights represented by this Right Certificate to purchase the Shares of Series AA Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name:

Address:

Social security or taxpayer identification number:

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Name:

Address:

Social security or taxpayer identification number:

Dated as of ______________

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
Signatures must be guaranteed by a member or a participant in a Medallion Signature Guarantee Program at a level acceptable to the Company’s transfer agent.
CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
1. The Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
2. This Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

3. After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated as of ______________

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
NOTICE
The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the form of Assignment or the form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored as described in Section 7(e) of the Rights Agreement.

Exhibit 1 to Amendment to Rights Agreement
EXHIBIT C
TRICO BANCSHARES
SUMMARY OF SERIES AA PREFERRED STOCK
PURCHASE RIGHTS
On June 12, 2001, the Board of Directors of TriCo Bancshares (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value (the “Common Stock”). The dividend is payable to the stockholders of record on July 10, 2001.
Our Board has adopted the Rights Agreement (as amended, the “Rights Agreement”) to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board. For those interested in the specific terms of the Rights Agreement as made between our Company and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company as the Rights Agent, on June 25, 2001, as amended, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated July 8, 2011. A copy of the Rights Agreement is available free of charge from our Company.
THE RIGHTS.
Our Board authorized the issuance of a Right with respect to each share of Common Stock outstanding on July 10, 2001. The Rights will initially trade with, and will be inseparable from, the Common Stock. New Rights will accompany any new shares of Common Stock we issue after July 10, 2001, until the Distribution Date described below.
EXERCISE PRICE.
Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series AA Junior Participating Preferred Stock (“Preferred Stock”) for $49.00, once the Rights become exercisable. This portion of a share of Preferred Stock will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
EXERCISABILITY.
The Rights will not be exercisable until:
•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding Common Stock, or, if earlier,
•	10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.
We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.
•	FLIP IN. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $49.00, purchase shares of our Common Stock with a market value of $98.00, based on the market price of the Common Stock prior to such acquisition.
•	FLIP OVER. If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $49.00, purchase shares of the acquiring corporation with a market value of $98.00, based on the market price of the acquiring corporation’s stock, prior to such merger.
PREFERRED STOCK PROVISIONS.
Each whole share of Preferred Stock, if issued:
•	will not be redeemable.
•	will entitle holders to quarterly dividend payments of $1 per share, or an amount equal to 100 times the dividend paid on one share of Common Stock, whichever is greater.
•	will entitle holders upon liquidation either to receive $100 per share or an amount equal to 100 times the payment made on one share of Common Stock, whichever is greater. will have the same voting power as 100 shares of Common Stock and will vote as a single class with the Common Stock.
•	if shares of our Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one hundred shares of Common Stock.
The value of one one-hundredth interest in a share of Preferred Stock should approximate the value of one share of Common Stock.
EXPIRATION.
The Rights will expire on July 10, 2021.
REDEMPTION.
Our Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Stock.
EXCHANGE.
After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Stock, our Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

ANTI-DILUTION PROVISIONS.
Our Board may adjust the purchase price of the Preferred Stock, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Stock or Common Stock. Adjustments to the purchase price of less than 1% will be deferred until the earlier of three years after the transaction requiring the adjustment or the date the right to exercise the Rights expires.
AMENDMENTS.
The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in any way that adversely affects the holders of the Rights.